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EXHIBIT 99.3

LTC Healthcare, Inc.
Pro Forma Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2001	Activity		September 30, 2001 Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$579	$—		$579
Accounts receivable, net of allowance for doubtful accounts: 2001—$7,200	9,696	—		9,696
Prepaid expenses and other current assets	1,546	—		1,546

Total current assets	11,821	—		11,821
Property and Equipment:
Buildings, improvements and equipment	41,683	(38,122	)(A)	3,561
Land	1,669	(1,669	)(B)	—
Accumulated depreciation	(5,900)	5,328	(C)	(572)

Property and equipment, net	37,452	(34,463)		2,989
Other Assets:
Equity securities	1,335	—		1,335
Debt securities	5,925	(5,100	)(D)	825
Other assets	326	—		326

Total other assets	7,586	(5,100)		2,486

Total assets	$56,859	$(39,563)		$17,296

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$5,243	$—		$5,243
Accrued salaries and benefits	4,051	—		4,051
Deposits from residents	540	—		540
Current portion of mortgage loans payable	3,737	(3,737	)(E)	—
Accrued interest payable	2,342	(227	)(F)	2,115
Accrued rent	4,466	(1,565	)(H)	2,901
Other accrued liabilities	5,206	—		5,206

Total current liabilities	25,585	(5,529)		20,056
Mortgage Loans Payable	29,211	(29,211	)(G)	—
Line of Credit from LTC Properties	18,920	(18,920	)(H)	—

Total liabilities	73,716	(53,660)		20,056
Minority Interest	3,518	(3,518	)(I)	—
Commitments and Contingencies	—	—		—
Stockholders' Deficit:
Preferred stock $0.01 par value; 10,000,000 shares authorized	—	—		—
Common stock $0.01 par value; 40,000,000 shares authorized; shares issued: 2001—3,335,882	33	—		33
Capital in excess of par value	10,224	—		10,224
Treasury stock: shares 2000—1,198,056	(2,645)	—		(2,645)
Unearned stock compensation	(224)	—		(224)
Accumulated deficit	(27,246)	17,615	(J)	(9,631)
Accumulated comprehensive loss	(517)	—		(517)

Total stockholders' deficit	(20,375)	17,615		(2,760)

Total liabilities and stockholders' equity (deficit)	$56,859	$(39,563)		$17,296

(A)
To remove buildings, improvements and equipment sold to LTC Properties, Inc.

(B)
To remove land sold to LTC Properties, Inc.

(C)
To remove accumulated depreciation on buildings, improvements and equipment sold to LTC Properties, Inc.

(D)
To remove Regent Assisted Living, Inc. debentures sold to LTC Properties, Inc.

(E)
To remove current portion of mortgages payable on real estate sold to LTC Properties, Inc.

(F)
To remove accrued interest payable on mortgages payable on real estate sold to LTC Properties, Inc.

(G)
To remove mortgages payable on real estate sold to LTC Properties, Inc.

(H)
To reduce indebtedness as a result of sale of real estate and debentures to LTC Properties, Inc.

(I)
To remove minority interest on properties sold to LTC Properties, Inc.

(J)
To record gain on sale of real estate, minority interest and debentures to LTC Properties, Inc.

LTC Healthcare, Inc.
Consolidated Statement of Operations and
Pro Forma Consolidated Statement of Operations
(In thousands, except share and per share amounts)

	Year Ended December 31, 2000	Unaudited Activity		Unaudited Pro Forma Year Ended December 31, 2000
Revenues:
Net patient revenues	$88,613	$—		$88,613
Rental income	4,571	(3,491	)(A)	1,080
Interest and other income	3,148	(643	)(B)	2,505

Total revenues	96,332	(4,134)		92,198
Costs and Expenses:
Salaries and benefits	61,834	—		61,834
Supplies	12,220	—		12,220
Rent—LTC Properties, Inc.	6,176	—		6,176
Interest on mortgages payable	3,726	(2,796	)(C)	930
Interest expense on line of credit from LTC Properties, Inc.	1,713			1,713
Depreciation	1,621	(1,131	)(D)	490
Minority interest	343	(343	)(E)	—
Provision for bad debts	5,346	—		5,346
Impairment charge	—	—		—
Other operating and administrative	19,235	—		19,235

Total costs and expenses	112,214	(4,270)		107,944

Operating Loss	(15,882)	136		(15,746)
Gain on sale of real estate properties	10,487	—		10,487
Write down of investments	(2,079)	—		(2,079)

Loss before provision for income taxes	(7,474)	136		(7,338)
Provision for income taxes	—	—		—

Net loss	$(7,474)	$136		$(7,338)

Weighted average shares outstanding	2,195,592			2,195,592

Net Loss Per Common Share:
Basic and diluted net loss per share	$(3.40)			$(3.34)

(A)
To remove rental income on real estate properties sold to LTC Properties, Inc.

(B)
To remove interest income on Regent Assisted Living, Inc. debentures sold to LTC Properties, Inc.

(C)
To remove interest expense on mortgages payable on properties sold to LTC Properties, Inc.

(D)
To remove depreciation expense on real estate properties sold to LTC Properties, Inc.

(E)
To remove minority interest expense on minority interest on properties sold to LTC Properties, Inc.

LTC Healthcare, Inc.
Consolidated Statement of Operations and
Pro Forma Consolidated Statement of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Nine Months Ended September 30, 2001	Activity		Pro Forma Nine Months Ended September 30, 2001
Revenues:
Net patient revenues	$66,296	$—		$66,296
Rental income	2,693	(2,693	)(A)	—
Interest and other income	1,917	(478	)(B)	1,439

Total revenues	70,906	(3,171)		67,735
Costs and Expenses:
Salaries and benefits	50,690	—		50,690
Supplies	8,558	—		8,558
Rent—LTC Properties, Inc.	2,334	—		2,334
Interest on mortgages payable	2,068	(2,068	)(C)	—
Interest expense on line of credit from LTC Properties, Inc.	1,346	—		1,346
Depreciation	1,272	(846	)(D)	426
Minority interest	257	(257	)(E)	—
Provision for bad debts	1,861	—		1,861
Impairment charge	5,241	(3,400	)(F)	1,841
Other operating and administrative	13,200	—		13,200

Total costs and expenses	86,827	(6,571)		80,256

Operating Loss	(15,921)	3,400		(12,521)
Provision for income taxes	—	—		—

Net loss	$(15,921)	$3,400		$(12,521)

Weighted average shares outstanding	1,951,839			1,951,839

Net Loss Per Common Share:
Basic and diluted net loss per share	$(8.17)			$(6.41)

(A)
To remove rental income on real estate properties sold to LTC Properties, Inc.

(B)
To remove interest income on Regent Assisted Living, Inc. debentures sold to LTC Properties, Inc.

(C)
To remove interest expense on mortgages payable on properties sold to LTC Properties, Inc.

(D)
To remove depreciation expense on real estate properties sold to LTC Properties, Inc.

(E)
To remove minority interest expense on minority interest on properties sold to LTC Properties, Inc.

(F)
To remove impairment charge on Regent Assisted Living, Inc. debentures sold to LTC Properties, Inc.

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EXHIBIT 99.3
Pro Forma Consolidated Balance Sheets
Consolidated Statement of Operations and Pro Forma Consolidated Statement of Operations
Consolidated Statement of Operations and Pro Forma Consolidated Statement of Operations (Unaudited)